Exhibit 4.2

EXHIBIT A

FORM OF BOND

SEE REVERSE FOR CERTAIN DEFINITIONS

[FACE OF BOND]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO THE NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR BY THE CLEARING AGENCY OR ANY SUCH NOMINEE TO A SUCCESSOR CLEARING AGENCY OR A NOMINEE OF THE SUCCESSOR CLEARING AGENCY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE HOLDER OF THIS BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE COLLATERAL, AS DESCRIBED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER.  IN THE EVENT THE COLLATERAL PLEDGED TO SECURE THIS BOND HAS BEEN EXHAUSTED AND THIS BOND HAS NOT BEEN PAID IN FULL, THEN ANY AND ALL AMOUNTS REMAINING DUE ON THIS BOND SHALL BE EXTINGUISHED AND THIS BOND SHALL BE CANCELLED.  TO THE EXTENT THAT UNDER ANY APPLICABLE LAW THE HOLDER OF THIS BOND OR THE OWNER OF A SECURITY ENTITLEMENT HERETO IS DEEMED TO HAVE AN INTEREST IN OTHER ISSUER ASSETS, THE HOLDER HEREOF AND THE OWNER OF A SECURITY ENTITLEMENT HERETO ARE EACH DEEMED TO HAVE AGREED THAT THEIR INTEREST IN SUCH OTHER ISSUER ASSETS IS FULLY SUBORDINATE TO THE CLAIM AGAINST SUCH OTHER ISSUER ASSETS OF THE PLEDGEES OR GRANTEES TO WHICH SUCH OTHER ISSUER ASSETS ARE PLEDGED OR GRANTED AND ARE FURTHER DEEMED TO HAVE AGREED THAT THIS AGREEMENT SHALL CONSTITUTE A SUBORDINATION AGREEMENT FOR PURPOSE OF SECTION 510(a) OF THE UNITED STATES BANKRUPTCY CODE.

THE HOLDER OF THIS BOND, BY ACCEPTING THIS BOND, HEREBY COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO, BY ACCEPTING SUCH SECURITY ENTITLEMENT, IS DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE TRUSTEE AND EACH OTHER THAT NOTWITHSTANDING ANY PRIOR TERMINATION OF THE INDENTURE, BUT SUBJECT TO THE CPUC’S RIGHT TO ORDER THE SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE RECOVERY PROPERTY NOTWITHSTANDING ANY BANKRUPTCY, REORGANIZATION OR OTHER INSOLVENCY PROCEEDINGS WITH RESPECT TO THE DEBTOR, PLEDGOR OR TRANSFEROR OF THE RECOVERY PROPERTY PURSUANT TO SECTION 848.3(e) AND (g) OF THE PU CODE, THEY SHALL

NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF THE ISSUER OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.  THE HOLDER OF THIS BOND HEREBY FURTHER COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO IS HEREBY DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE TRUSTEE AND EACH OTHER THAT THEY SHALL NOT COOPERATE WITH OR ENCOURAGE OTHERS TO FILE A BANKRUPTCY PETITION AGAINST THE ISSUER DURING THE SAME PERIOD.  NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO AND IS NOT JOINED IN BY THE HOLDER OF THIS BOND (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) OR OWNER OF A SECURITY ENTITLEMENT HERETO UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS BOND.

REGISTERED	$
No.

CUSIP NO.

PG&E ENERGY RECOVERY FUNDING LLC

ENERGY RECOVERY BONDS, SERIES 200  -1, CLASS A-   .

Bond Interest Rate	Original Principal Amount	Final Legal Maturity Date

PG&E Energy Recovery Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Legal Maturity Date and to pay interest, at the Bond Interest Rate shown above, on each                ,                ,                and                 or if any such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing on the Payment Date in                       , 200   and continuing until the earlier of the payment of the principal hereof and the Final Legal Maturity Date, on the principal amount of this Class A-

 Bond.  Interest on this Class A-     Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from                         , 200  .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such principal of and interest on this Class A-     Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A-     Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Class A-     Bond shall be applied first to interest due and payable on this Class A-     Bond as provided above and then to the unpaid principal of and premium, if any, on this Class A-     Bond, all in the manner set forth in Section 8.02 of the Indenture.

Reference is made to the further provisions of this Class A-     Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-     Bond.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-     Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

PG&E ENERGY RECOVERY FUNDING LLC

By
Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Class A-     Bond is one of the Bonds of the Series 200  -1 Bonds, designated above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

[REVERSE OF BOND]

This Series 200  -1, Class A-     Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Energy Recovery Bonds, Series 200  -1 (herein called the “Bonds”), issued in              Classes, including Class A-       (herein called the “Class A-     Bonds”) of which this Class A-     Bond represents an interest, all issued under an Indenture dated as of                       , 200  , (herein referred to as the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Bonds.  All terms used in this Class A-     Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Class A-     Bonds and the other Classes of Series 200  -1 Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Pursuant to subdivision (g) of Section 848.1 of the California Public Utilities Code, the State of California (the “State”) has pledged and agreed with the recovery corporation (as defined in subdivision (h) of Section 848 of the California Public Utilities Code), the owners of the Recovery Property and Holders that the State shall neither limit nor alter the DRC Charge, the Recovery Property, the Financing Order or any rights thereunder until the Bonds, together with the interest thereon, are fully paid and discharged; provided, that nothing contained in that section shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the recovery corporation, the owners of the Recovery Property and Holders.

The principal of this Class A-     Bond shall be payable on each Payment Date, commencing on the Payment Date in                 , 200  , only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Indenture as Schedule A, unless payable earlier either because (x) an Event of Default (except for a breach of the State pledge described in the immediately preceding paragraph) shall have occurred and be continuing and the Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture), or (y) the Issuer, at its option, shall have called for the redemption of the Series 200  -1 Bonds pursuant to Section 10.01 of the Indenture.  However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture.  The entire unpaid principal amount of this Class A-     Bond shall be due and payable on the earlier of the Final Legal Maturity Date hereof and the optional Redemption Date, if any, herefor.  Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default (except for a breach of the State pledge described in the immediately preceding paragraph) shall have occurred and be continuing and the Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  All principal payments on the Class A-     Bonds shall be made pro rata to the Class A-     Bondholders entitled thereto based on the respective principal amounts of the Class A-     Bonds held by them.

Payments of interest on this Class A-     Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-     Bond (or one or more Predecessor Bonds) on the Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture, except that with respect to Bonds registered on the Record Date in the name of the Clearing Agency or its nominee, payments will be made by wire transfer in immediately available funds to the account designated by the Clearing Agency and except for the final installment of principal and premium, if any, payable with respect to this Class A-     Bond on a Payment Date which shall be payable as provided below.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Class A-     Bond be submitted for notation of payment.  Any reduction in the

principal amount of this Class A-     Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-     Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-     Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class A-     Bond and shall specify the place where this Class A-     Bond may be presented and surrendered for payment of such installment.

As provided in the Indenture, the Bonds, including the Class A-     Bonds, may be redeemed, in whole but not in part, at the option of the Issuer, on any date after the latest Scheduled Maturity Date of all Classes of Bonds, at the Optional Redemption Price but only if the Outstanding Amount of the Bonds on or before the Redemption Date is less than or equal to five percent of the initial principal amount thereof.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-     Bond may be registered on the Bond Register upon surrender of this Class A-     Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee, and (b) such other documents as the Trustee may require, and thereupon one or more new Class A-     Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Class A-     Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.06 of the Indenture not involving any transfer.

The Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of 15 days preceding the due date for any payment with respect to such Bond.

Each Bondholder, by acceptance of a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or any member of the Issuer in its individual capacity (ii) any owner of a membership interest in the Issuer or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Trustee, any member of the Issuer or any owner of a membership interest in the Issuer in their respective individual capacities or of any successor or assign of any of them in their respective individual capacities, except as any such Person may have expressly agreed (it being understood that neither the Trustee nor any Member has any such obligations in their respective individual or corporate capacities).

Prior to the due presentment for registration of transfer of this Class A-     Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-     Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class A-     Bond and for all other purposes whatsoever, whether or not this Class A-     Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of all Holders or Holders of an affected Class under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Bonds at the time Outstanding or of the Holders representing a majority of the Outstanding Amount of such affected Class, as applicable.  The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Outstanding Amount of the Bonds, on behalf of the

Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Class A-     Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-     Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-     Bond.  The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Class A-     Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Class A-     Bond.

The term “Issuer” as used in this Class A-     Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Bonds under the Indenture.

The Class A-     Bonds are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-     Bond, the Indenture shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A-     Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-     Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-     Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                    , attorney, to transfer said Class A-     Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-     Bond in every particular, without alteration, enlargement or any change whatsoever.